UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 3, 2008 (May 3, 2008)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12121 WILSHIRE BLVD., SUITE 322 LOS ANGELES, CALIFORNIA 90025
(Address of principal executive offices)                   (Zip Code)

(310) 903 4001
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On May 3, 2008, Accelerize New Media, Inc. (the “Company”) closed a convertible loan transaction, in the aggregate amount of $530,000, with seven different lenders, all of which are existing shareholders of the Company. In connection with the loan, the Company issued to each of the lenders a convertible promissory note and a common stock purchase warrant. The notes accrue interest at the rate of 10% per annum.  Interest may be paid, at the noteholders’ option, in cash or in shares of common stock of the Company. If the interest is paid in shares of common stock, the number of shares issuable to satisfy the interest is based on the closing price of the Company’s shares, as quoted on the Over-The-Counter Bulletin Board, on the trading day immediately prior to the interest payment date.  The interest is payable on a quarterly basis commencing June 1, 2008 and until the obligations under the notes are satisfied.  The notes mature on different dates between March 15, 2011 and March 31, 2011.  The Company may prepay the notes in whole or in part as follows: if prior to July 30, 2008, at a premium amounting to the product of 0.5% for each full month remaining between the prepayment date and the maturity date times the applicable prepayment amount, and after July 30, 2008, without premium.  The noteholders may convert, at their option, into Company common stock the outstanding principal of the notes, after July 30, 2008 and prior to maturity date, at the lesser of: (1) $0.75 per share of common stock; or (2) the average closing price of the common stock on the last five trading days prior to the relevant conversion date; but in no event less than $0.50 per share; or (3) the effective price per share of a subsequent financing of the Company occurring prior to the respective maturity date.

In addition, the Company issued to the lenders common stock purchase warrants to purchase an aggregate of 265,000 shares. The warrants are exercisable for 5 years and expire on 2013, with an exercise price of $0.75 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, or in the event the Company issues shares of common stock or securities convertible or exchange for shares of common stock at an effective price less than the then exercise price of the warrants in which event the exercise price would be adjusted downward.

The Company has the right to call the warrants, at a redemption price of $.001 per warrant share, commencing on the first trading day after the common stock of the Company has traded for ten consecutive days at an average closing price at or exceeding $1.25 per share.

The Company intends to use the cash proceeds from the loan advances to finance its on going operations, including, development, sales, marketing and support services.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction where such offering would be unlawful.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

4.1              Form of Convertible  Promissory Note (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2008).

4.2              Form of Common Stock Purchase Warrant (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 5, 2008	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer